Exhibit 4.1

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”) dated as of June 3, 2010, and effective upon the Effective Date (as defined below), is entered into by and among HCBF Holding Company, Inc., a Florida corporation (the “Company”) and each of the Persons named in Schedule I hereto (individually, an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, the Company proposes to conduct a targeted equity raise of $350 million in connection with its application to the Office of Thrift Supervision (the “OTS”) to become a savings and loan holding company and to either: (1) fund an acquisition of an existing depository institution, First Bank and Trust of Indiantown, which will be converted into a federal savings association (the “Existing Bank”), or (2) obtain pre-clearance from the OTS to organize a de novo savings association (“New Bank”) in order to assume certain liabilities and purchase certain assets of one or more failing financial institutions through the resolutions bid process administered by the Federal Deposit Insurance Corporation (the “FDIC”). New Bank and the Existing Bank are collectively referred to herein as the “Bank”, and such acquisitions are referred to collectively as the “Potential Transactions” and individually as a “Potential Transaction”);

WHEREAS, in connection with the Potential Transactions, the Company shall own all of the outstanding shares of common stock of the Bank, and the Investors will own shares of Voting Common Stock, par value $0.001 per share (the “Voting Common Stock”), and shares of Non-Voting Common Stock, par value $0.001 per share (the “Non-Voting Common Stock”), of the Company (shares of Voting Common Stock and Non-Voting Common Stock are collectively referred to as the “Common Shares”) in accordance with the terms and conditions of those certain Subscription Agreements, dated as of June 3, 2010, executed by the Company and each of the Investors (each, a “Subscription Agreement”);

WHEREAS, at any time and from time to time following the closing date of the first Drawdown (the “Closing Date”) pursuant to the terms and conditions set forth in the Subscription Agreements, the Company may require an Investor to purchase additional Common Shares as set forth in such Investor’s Subscription Agreement; and

WHEREAS, the Company and each of the Investors desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to the capital stock of the Company (whether Common Shares or preferred stock, and whether outstanding or issued or acquired hereafter, including all shares of capital stock of the Company issuable upon the exercise of warrants, options or other rights to acquire shares of capital stock of the Company, or upon the conversion or exchange of any security) (collectively, the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

1.1         Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings (except where otherwise defined in this Agreement):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, including any Person that is an

Affiliate as defined in HOLA (as defined below), 12 C.F.R. § 574.2(d) or 12 C.F.R. § 225.2(a); provided that no Investor shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement; and provided further that no Investor shall be deemed an Affiliate of any other Investor solely as a result of its ownership of interests in the Company for purposes of this Agreement.

“Business Day” means any day except Saturday, Sunday or a day on which banking institutions in New York, New York, generally are authorized or required by law or other governmental action to close.

“Confidential Material” means any information concerning the Company and/or any Person that is or becomes a subsidiary of the Company or the financial condition, business, operations or prospects of the Company or any such Person (including notice of the Company’s intention to file a Registration Statement) in the possession of or furnished to any Investor (including by virtue of its affiliation with any director of the Company), including any reports, analyses, forecasts, compilations, memoranda, notes, studies and any other written or electronic materials that reflect or are based on such information; provided that the term Confidential Material does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Investor or its partners, shareholders, members, directors, officers, employees, Affiliates, appraisers, valuation firms, actuaries, accountants, consultants, subcontractors, experts, agents, attorneys, financial advisers or representatives in violation of a confidentiality obligation to the Company including pursuant to Section 5.7(d) of this Agreement, (ii) is or has been independently developed by the Investor without use of the Company’s confidential information, (iii) is or was available to such Investor on a non-confidential basis prior to its disclosure to such Investor or its Representatives (as defined below) by the Company, (iv) was or becomes available to such Investor on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not, to the best of such Investor’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Drawdown” has the meaning specified in the Subscription Agreement.

“Effective Date” means the date of the consummation of the initial Drawdown.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor or replacement federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“HOLA” means the Home Owners’ Loan Act of 1933, as amended, or any successor or replacement federal statute, and the rules and regulations of the OTS thereunder, all as the same shall be in effect from time to time.

“Investor’s Percentage” has the meaning specified in the Subscription Agreement.

“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, other entity or government or other agency or political subdivision thereof.

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“Public Offering Event” means the first underwritten registered public offering of Shares pursuant to a Registration Statement.

“Qualified Public Offering” means a best efforts commitment underwritten public offering of shares of common stock of the Company for cash pursuant to a Registration Statement or Registration Statements (i) pursuant to which at least fifteen percent (15%) of the Shares outstanding immediately following such offering are distributed to the public and there is established a listing on a national securities exchange for the Shares, and (ii) with aggregate gross proceeds of at least $75,000,000.

“Registration Statement” means a registration statement filed by the Company with the SEC in compliance with the Securities Act for a public offering and sale of Shares or other securities of the Company (other than a registration statement on Form S-4 or Form S-8 (or any similar successor form)) or in connection with (i) a management equity plan or stock option plan or any other management or employee benefit plan or other equity compensation agreement of the Company or securities issued or issuable pursuant to any such plan, or (ii) a dividend reinvestment plan.

“register,” “registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

“Regulatory Agency” means any agency that regulates the Company or the Bank, including, but not limited to, the FDIC and the OTS.

“Representatives” means the subsidiaries and affiliates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), of such party and the directors, officers, partners, employees, representatives, advisors and agents (including, without limitation, attorneys, consultants and financial advisors) of such party and such party’s subsidiaries and affiliates.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor or replacement federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“SISA Investor” has the meaning specified in the Subscription Agreement.

ARTICLE II TRANSFER RIGHTS

2.1         General Restrictions on Transfer. Each Investor agrees that, except for any Transfer pursuant to Section 2.2 or Section 2.5 made in accordance with this Article II, such Investor shall not, directly or indirectly, sell, hypothecate, give, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of (whether for or without consideration, whether voluntarily or involuntarily or by operation of law) (any such event, a “Transfer”) any Shares now or hereafter at any time owned by such Investor (or any interest therein) to another Person (any such Person, a “Transferee”) or agree to do any of the foregoing.

2.2         Permitted Transfers. Notwithstanding Section 2.1, Investors shall be permitted to Transfer Shares (a) to a Permitted Transferee (as defined below); (b) pursuant to an effective Registration Statement filed with the SEC including any transfers in connection with any exercise of registration rights pursuant to Article III hereof; (c) pursuant to and in accordance with Rule 144 promulgated under the

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Securities Act (“Rule 144”), provided that there is an established public market for the Shares and the Company is timely filing periodic reports with the SEC; (d) pursuant to the consummation of a Public Offering Event; (e) pursuant to a merger, reorganization, consolidation, exchange or other business combination transaction that has received the approval of the Board of Directors of the Company (the “Board”); (f) pursuant to the written direction or order of any Regulatory Agency; (g) to the Company or its designee in the event of a default pursuant to Section 2(b) of an Investor’s Subscription Agreement; (h) by way of a pledge or encumbrance of, or grant of a security interest in, all or any portion of the Shares, provided that the Investor shall, not less than fifteen (15) days before pledging, encumbering or granting a security interest in any Shares, provide notice to the Company of the proposed pledge, encumbrance or other security interest (substantially in the form of Exhibit A hereto), and not less than three (3) days before the pledge, encumbrance or grant of a security interest will furnish to the Company the pledgee’s or secured party’s agreement (substantially in the form of Exhibit B) that any sale or other disposition of the Shares will be subject to all of the restrictions in, and conditions of, this Agreement; (i) following compliance with the terms of Section 2.5; or (j) pursuant to any restructuring contemplated by Section 2(c) of the Subscription Agreements (each of (a)-(j), a “Permitted Transfer”); provided, however, that in the event the Company or the Bank purchases the assets and assumes the liabilities of a failing financial institution from the FDIC, no Investor shall be permitted to Transfer any Shares in violation of the terms of the Final Statement of Policy on Qualification for Failed Bank Acquisitions issued by the Federal Deposit Insurance Corporation on August 26, 2009 (the “FDIC Policy Statement”). A “Permitted Transferee” of an Investor means (A) any Affiliate of such Investor, and (B) if such Investor is a natural person, (1) the guardian, conservator, heir or estate of such Investor, and (2) the spouse of such Investor, any direct or adopted lineal descendant or ancestor of such Investor or any brother, sister, nephew or niece related by blood or adoption to such Investor or any trust or family partnership solely for the benefit of any or all of the foregoing persons in this clause (2).

2.3         Compliance with Securities Laws. In addition to any other restrictions provided herein, no Investor shall Transfer any Shares, and the Company shall not transfer on its books any Shares, unless the Transfer is either (a) pursuant to an effective Registration Statement under the Securities Act and is in compliance with any applicable state securities or Blue Sky laws, or (b) pursuant to an exemption from registration under the Securities Act and, if reasonably requested by the Company, such Investor shall furnish the Company with an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of such exemption; provided, however, that no opinions of counsel shall be required from the transferor in connection with any Involuntary Transfer (as defined in Section 2.9).

2.4         Agreement to Be Bound. Except sales (a) pursuant to an effective Registration Statement filed with the SEC; (b) following a Public Offering Event; or (c) under Rule 144, in addition to any other restrictions provided herein, no Transfer (including, without limitation, by means of an Involuntary Transfer and Transfers pursuant to Section 2.5) of Shares by an Investor shall be effective (and the Company shall not transfer on its books any Shares) unless the certificates representing such Shares issued to the Transferee shall bear the legend provided in Section 7.6, and the Transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance reasonably satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth hereunder as if it were the transferor of the relevant Shares.

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2.5         Right of First Refusal and Tag-Along Right. Each Investor that is not a SISA Investor shall not Transfer any Shares pursuant to this Section 2.5 prior to June 30, 2014. After June 30, 2014, such Investors shall be permitted to Transfer Shares pursuant to this Section 2.5.

(a)          Proposed Transfer of Shares. Prior to any proposed Transfer (other than a Permitted Transfer) of Shares, an Investor that desires to Transfer any Shares (referred to for the purposes of this Section 2.5 as the “Transferring Investor”) shall deliver to the other Investors and the Company a notice (the “Transfer Notice”) of its intention to Transfer such Shares, which Transfer Notice shall be irrevocable for a period of forty-five (45) days after the delivery thereof and shall state all the material terms and conditions of the proposed transfer, including (i) the total amount of each class of Shares that such Investor intends to Transfer (the “Transfer Shares”), (ii) the proposed Transfer price per Transfer Share (the “Transfer Price”) for each class of Transfer Shares and other terms and conditions of payment, (iii) the proposed transferee (the “Proposed Transferee”), (iv) the proposed date of Transfer and (v) any other information reasonably requested by the other Investors or the Company to fully describe and confirm the bona fide nature of the proposed Transfer. The Transfer Shares shall be Transferred in the following order of priorities, unless otherwise waived by the applicable parties:

(i)          First, the Company shall have the right, but not the obligation, to purchase all or a portion of the Transfer Shares for the applicable Transfer Price by giving written notification of the exercise of such right to the Transferring Investor and all other Investors within ten (10) days of delivery of the Transfer Notice.

(ii)         Second, if the Company elects to purchase less than all of the Transfer Shares, the Investors (other than any Investor that delivers a Participation Notice pursuant to Section 2.5(e)) shall be entitled to purchase their pro rata share of the Transfer Shares not acquired by the Company for the applicable Transfer Price by giving written notification (the “Acceptance Notice”) of the exercise of such right to the Transferring Investor and the Company within fifteen (15) days of delivery of the Transfer Notice. For the avoidance of doubt, other than the Transfer Price, the other terms and conditions set forth in the Transfer Notice shall not apply to a Transfer to the Company or an Investor pursuant to this Section 2.5(a). Should one or more of such Investors elect not to participate, then the Transfer Shares not acquired by the Company may be purchased by any other such Investor in proportion to each such other Investors’ relative ownership percentage or such other method of allocation as otherwise agreed to by such other Investors.

(iii)        Third, if the Company and the other Investors combined elect to purchase less than all of the Transfer Shares, then the Company shall have the right, but not the obligation, for a period of thirty (30) days from the date of the Transfer Notice, to locate a substitute third party purchaser (a “Substitute Third Party-Purchaser”) to purchase all, but not less than all, of the unsubscribed Transfer Shares (and any shares included pursuant to Section 2.5(e)) at the applicable Transfer Price.

(iv)        Finally, if the Company and the other Investors combined elect to purchase less than all of the Transfer Shares and the Company does not locate a substitute third party purchaser to purchase all of the Transfer Shares, then the Transferring Investor shall have the right, subject to Section 2.5(e), for a period of forty-five (45) days from the date of the Transfer Notice, to sell the Transfer Shares to the Proposed Transferee for no less than the Transfer Price. If the Transferring Investor does not consummate the proposed Transfer within such forty-five (45) day period plus an additional sixty (60) days, as necessary, to obtain all required regulatory approvals from the applicable Regulatory Agency (the “Final Date”), then the Transfer Shares shall remain subject to this

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Section 2.5(a), and the Transferring Investor shall not thereafter Transfer any such Shares without again first complying with all of the provisions of this Section 2.5(a).

(b)          Certain First Offer Limitations. Notwithstanding anything herein to the contrary, neither the Company nor any Investor shall be permitted to purchase the Transferred Shares to the extent such purchase would: (i) result in any Investor and any Affiliate of such Investor (considered as if they were a single entity) (A) having more than 24.99% of any class of voting securities of the Company (assuming conversion of Voting Common Stock to Non-Voting Common Stock in accordance with Article SIXTH of the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), as the same may be amended from time to time), (B) contributing more than 24.99% of the capital of the Company, or (C) having more than 24.99% of the capital of the Company, determined in the case of clauses (A), (B) and (C), in accordance with the rules and regulations of the OTS; or (ii) violate any of the provisions of the Subscription Agreement of the Proposed Transferee including, without limitation, Section 2(a)(ii), Section 2(a)(iii) and Section 2(a)(vii) thereof; provided that, in the case of any purchases by the Company, such threshold percentages with respect to any Investor shall be equal to its Investor’s Percentage.

(c)          Modifications to Transfer. Should the Transferring Investor subsequently determine to change the amount of the Transfer Shares to be sold (other than as a result of required deductions pursuant to Section 2.5) or the applicable Transfer Price for any class of Transfer Shares after delivery of the Transfer Notice, the Transferring Investor shall be required to follow the same procedures set forth in Section 2.5(a) and 2.5(e) as if it were proposing a new Transfer.

(d)          Closing. The closing of any sale of Transfer Shares to the Company, the Investors, any Substitute Third-Party Purchaser pursuant to this Section 2.5(a) shall take place at the offices of the Company no later than the Final Date. Each of the Company and/or Investors purchasing Transfer Shares shall pay their pro rata portion of the Transfer Price in a manner agreed to by the Company and/or Investors and the Transferring Investor. The Transferring Investor shall deliver the Transfer Shares free and clear of all liens, security interests and competing claims, and shall deliver to the Company and/or the Investors such instruments of transfer and other documents as the Company and/or Investors shall reasonably request.

(e)          Tag-Along Right.

(i)          General. Within twenty (20) days after receipt of the Transfer Notice, each Investor that does not deliver an Acceptance Notice may give notice (the “Participation Notice”) to the Transferring Investor and the Company that such Investor shall sell Shares owned by it on the same terms as set forth in the Transfer Notice, which Participation Notice shall specify the number of Shares as to which such right is being exercised. The maximum number of Shares which any Investor delivering a Participation Notice (such Investor, a “Tag-Along Investor”) shall be entitled to sell under this Section 2.5(e) shall be determined as of the date that is ten (10) Business Days prior to the date of the proposed consummation of such Transfer and shall equal: (i) the number of Shares proposed to be sold by the Transferring Investor pursuant to the Transfer Notice (or such greater number of shares of Stock as the prospective purchaser(s) are willing to purchase); multiplied by (ii) a fraction, the numerator of which is the number of Shares owned by such Tag-Along Investor, and the denominator of which is the total number of Shares owned by all Investors participating in the tag-along Transfer (including the Transferring Investor). For the avoidance of doubt, the tag-along rights set forth in this Section 2.5(e) shall not apply to any sales made pursuant to Section 2.5(a)(ii).

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(ii)         Participation by Investors. If the Transferring Investor receives one or more Participation Notices in a timely manner, the Tag-Along Investor(s) shall be entitled to sell the lesser of (i) the number of Shares that a Tag-Along Investor is entitled to sell, determined as provided in Section 2.5(e)(i) and (ii) the number of Shares a Tag-Along Investor has requested to sell in its Participation Notice; provided that in the event that any Investor does not provide a Participation Notice or elects in its Participation Notice to sell less than the maximum number of Shares available for sale under the preceding sentence, the Transferring Investor and each Tag-Along Investor that provided a Participation Notice in which such Investor included a number of Shares available for sale that exceeds the amount allotted under Section 2.5(a) shall have the right to include additional Shares in the Transfer in proportion to each such Investors’ relative ownership interests in the Company until full allotment in accordance with this Section 2.5(e). The costs and expenses of the Transfer borne by the Transferring Investor and the Tag-Along Investors, collectively, will be paid by all such Investors on a pro rata basis according to the relative number of Shares being sold by each such Investor.

(iii)        Same Terms and Conditions. Any sale of Shares by an Investor pursuant to this Section 2.5(e) will be at the Transfer Price and on the same terms and conditions as the Transfer by the Transferring Investors that is the subject matter of the Transfer Notice.

(iv)        Participation: Closing. If an Investor does not deliver a Participation Notice pursuant to this Section 2.5(e), then the Transferring Investor and any other Tag-Along Investors shall be free to sell the Shares that are the subject of the Transfer Notice in strict accordance with the terms stated in the Transfer Notice. The Transferring Investor and all Tag-Along Investors must close the Transfers of the Shares no later than the Final Date. If the Transferring Investor and all Tag-Along Investors do not consummate the Proposed Transfer by the Final Date then the subject Shares shall remain subject to this Section 2.5 and the Transferring Investor and all Tag-Along Investors shall not thereafter transfer any such Shares without again first complying with all of the provisions of this Section 2.5.

(v)         This Section 2.5(e) will not apply to any Transfer by a SISA Investor.

2.6         Preemptive Rights.

(a)          Right to Purchase New Securities. The Company hereby grants to each Investor the right to purchase any or all of such Investor’s Preemptive Share Percentage (as defined below) of all New Securities (as defined below) that the Company or any of its subsidiaries, may, from time to time, propose to issue and sell at the cash price and on the terms on which the Company, or any of its subsidiaries, proposes to sell such New Securities. For purposes of the remainder of this Section 2.6 only, references to the Company shall be deemed to include the Company and its subsidiaries, as applicable. An Investor’s “Preemptive Share Percentage” shall be equal to a fraction (A) the numerator of which is the number of Shares held by such Investor on the date of the Company’s written notice pursuant to Section 2.6(c), and (B) the denominator of which is the aggregate number of Shares held by all holders on such date. The right to purchase New Securities shall be subject to the following provisions of this Section 2.6.

(b)          New Securities. “New Securities” shall mean any shares of capital stock, whether Common Shares or preferred stock, of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may by their terms become, convertible into or exchangeable for capital stock that are sold by the Company for cash or indebtedness; provided, however, that the term New Securities shall not include (i) securities issued in any registered public offering; (ii) securities issued as part of compensatory arrangements to

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employees, consultants or directors of the Company whether or not pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other equity compensation agreement of the Company and approved by the Board or any committee thereof; (iii) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock; (iv) securities issued in connection with debt financing transactions to which the Company and an unaffiliated third party that is not an Investor (or an Affiliate thereof) may be a party and that are approved by the Board, including securities issued pursuant to the exercise of warrants, rights, options or other securities issued in connection therewith; (v) securities issued as part of the sale of the Company, including any recapitalization of the Company, or in connection with the acquisition of another Person or any assets thereof by merger, purchase or otherwise; (vi) securities issued pursuant to the fulfillment of commitments made in the Subscription Agreements; or (vii) shares of Voting Common Stock issued upon the conversion of shares of Non-Voting Common Stock, shares of Non-Voting Common Stock issued upon the conversion of shares of Voting Common Stock or any other securities issued upon the conversion, exchange or exercise of any securities that may be issued by the Company that provide for the conversion or exchange into or exercise for any other securities.

(c)          Required Notices. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention and such notice shall describe the type of New Securities, the price, the number and type of Shares and the general terms upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase any or all of such Investor’s Preemptive Share Percentage of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(d)          Company’s Right to Sell. In the event any Investor fails to exercise its right within such fifteen (15) day period to acquire its full Preemptive Share Percentage of the New Securities offered, the New Securities for which such Investor’s preemptive rights were not exercised (the “Available Preemptive Shares”) shall be offered for an additional ten (10) days to the Investors exercising their preemptive rights in full as follows: pursuant to written notice (the “Available Preemptive Shares Notice”), the Company shall offer to each such Investor, in addition to its Preemptive Share Percentage of the New Securities offered, an additional number of New Securities equal to the product of (i) the Available Preemptive Shares, and (ii) a fraction (A) the numerator of which is the number of Shares held by such Investor on the date of the Company’s written notice pursuant to Section 2.6(c), and (B) the denominator of which is the aggregate number of Shares held on such date by all Investors that have elected to acquire their full Preemptive Share Percentage of the New Securities offered. Each such Investor shall have ten (10) days (the “Additional Period”) from receipt of the Available Preemptive Shares Notice to notify the Company of its election to purchase all or part of the Available Preemptive Shares. Thereafter, the Company shall have sixty (60) days from the end of the Additional Period to sell or enter into an agreement to sell (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of such agreement) all such New Securities for which the Investors’ preemptive rights were not exercised, at a price and upon terms not more favorable in any material respect to the purchasers thereof than specified in the Company’s notice delivered pursuant to Section 2.6(c) (for the avoidance of doubt, the price shall be no less than the price stated in such written notice). In the event the Company has not sold, or entered into any agreement to sell, all such New Securities within such sixty (60) day period (or sold and issued all such New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided in this Section 2.6.

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(e)          Voting Common Stock. Notwithstanding anything in this Section 2.6 to the contrary, upon the request of an Investor exercising its right to purchase New Securities that the Investor not be issued Voting Common Stock in whole or in part, the Company shall reasonably cooperate with the Investor to modify the proposed issuance of New Securities to such Investor to the extent reasonably practicable to accommodate such request; provided that if, following such reasonable cooperation, it is not possible or practicable for the issuance of New Securities to be restricted to accommodate such request, the Company shall only be obligated to issue and sell to the Investor such number of shares of Voting Common Stock that the Investor has indicated it is willing to purchase (and subject to the limitations contained in this Section 2.6) and any remaining securities shall be treated as Available Preemptive Shares; provided, further, that if more than one Investor requests not to be issued Voting Common Stock and an insufficient amount of Non-Voting Common Stock is available to satisfy such requests, then the Company shall allocate the Non-Voting Common Stock on a pro rata basis among the requesting Investors.

(f)           Preemptive Rights Assignable to Affiliates. Notwithstanding anything in this Section 2.6 to the contrary, the preemptive rights granted to an Investor under this Section 2.6 may be assigned to a wholly owned Affiliate of the Investor upon written notice to the Company of such assignment, and upon such assignment, the Affiliate will be subject to the provisions of this Section 2.6 to the same extent the Investor is subject to the provisions of this Section 2.6.

(g)          Certain Preemptive Rights Limitations. No Investor shall be permitted to purchase New Securities pursuant to this Section 2.6 to the extent such purchase would result in such Investor and any Affiliate of such Investor (considered as if they were a single entity) (i) having more than 24.99% of any class of voting securities of the Company (after conversion of Voting Common Stock to Non-Voting Common Stock in accordance with Article SIXTH of the Articles of Incorporation), (ii) contributing more than 24.99% of the capital of the Company, or (iii) having more than 24.99% of the capital of the Company, determined in the case of clauses (i), (ii) and (iii), in accordance with the rules and regulations of the OTS.

2.7         Cooperation. The Company shall provide reasonable assistance to any Investor seeking to Transfer its Shares in accordance with the terms of this Agreement; provided, however, that the Company shall not be required to provide any Confidential Material to any prospective Transferee that has not executed a confidentiality agreement in a form reasonably satisfactory to the Company. Except as otherwise provided herein, any reasonable out-of-pocket costs to the Company of providing such assistance shall be paid, on a pro rata basis, by the Investor or Investors seeking to Transfer its or their Shares. The Company shall also cooperate with any Investor in having all stop transfer instructions or notations and restrictive legends lifted in connection with the Transfer (other than to an Affiliate of the Company) of Shares pursuant to Rule 144 following a Public Offering Event; provided, however, that in such a case the selling Investor may be required to provide the Company with the opinion described in Section 2.3(b).

2.8         Improper Transfer. Any purported attempt to Transfer or otherwise encumber any Shares in violation of this Agreement shall be null and void ab initio and neither the Company nor any transfer agent of such Shares shall give any effect to such attempted Transfer or encumbrance in its stock records.

2.9         Involuntary Transfers. Upon the occurrence of an Involuntary Transfer (as defined below), the transferring Investor that is subject to it (or his, her or its personal representative, as the case may be) (the “Involuntary Transferor”) must send written notice of the Involuntary Transfer to the Company and the other Investors indicating that the Involuntary Transfer reportedly has occurred, specifying the name and address of the Person to whom the Investor’s Shares have been Transferred (the

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“Involuntary Transferee”), providing a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. An Involuntary Transfer shall, upon action of the Board, be deemed to be an offer by the Involuntary Transferor to sell his, her or its Shares for their fair market value (as determined by an independent third party appraiser selected by the Board). Other than the determination of the purchase price, an Involuntary Transfer shall be treated as an offer to sell Shares pursuant to Section 2.5(a) hereof and any Transfer of Shares to an Involuntary Transferee will be deemed null and void ab initio unless the Involuntary Transferee complies with Section 2.5(a) hereof and enables the Company and the Investors to exercise in full their rights under Section 2.5(a) hereof; provided, however, that notwithstanding anything herein to the contrary, the provisions of Section 2.5(e) hereof shall not apply to any such Transfer. If the Company and the Investors do not elect to purchase all of the Shares subject to the Involuntary Transfer, such unpurchased Shares may be Transferred to the Involuntary Transferee, subject to the Involuntary Transferee agreeing to abide by the terms of this Agreement. An “Involuntary Transfer” means any Transfer, proceeding or action by which an Investor shall be involuntarily deprived or divested by operation of law or otherwise of any right, title or interest in or to any of his, her or its Shares, including, but not limited to (i) incompetency; (ii) any Transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action; (iii) any seizure under levy of attachment or execution, including any Transfer of Shares related to the satisfaction of an obligation; (iv) any Transfer in connection with bankruptcy or other court proceeding to a debtor in possession, trustee in bankruptcy or other officer or agency; (v) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property; or (vi) any Transfer similar to those set forth in clauses (i) through (v) above. For the avoidance of doubt, a default pursuant to Section 2(b) of an Investor’s Subscription Agreement resulting in a Transfer of Shares to the Company shall be a Permitted Transfer and not an Involuntary Transfer.

2.10       Equal Treatment of the Voting Common Stock and the Non-Voting Common Stock. The Company and the Investors acknowledge and agree that the Voting Common Stock and the Non-Voting Common Stock will be accorded equal treatment for all purposes of this Agreement; provided, however, that provisions of this Agreement that require approval by the Company’s shareholders or by the Investors shall be determined by the vote of the shareholders’ or the Investors’ Voting Common Stock. In furtherance (and not in limitation thereof), the Company and the Investors agree that the Non-Voting Common Stock will have the opportunity to participate proportionately in any Transfers and shall not be subject to any discount vis-à-vis Transfers of the Voting Common Stock.

2.11       In connection with the Public Offering Event, if any, the underwriting agreement shall include provisions waiving any restrictions imposed by this Agreement on any sale or other transactions by any Investor involving the Company’s securities that such Investor has purchased in an initial public offering or other registered offering or on the open market following any such public offering.

ARTICLE III REGISTRATION RIGHTS

3.1         Registration Rights. On or prior to the date of a Public Offering Event, the Company and the Investors shall execute and deliver a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit C.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

4.1        Representations and Warranties of the Company. The Company represents and warrants to each Investor as follows:

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(a)          Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Florida.

(b)          Authority. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

(c)          Binding Obligation. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company, and, assuming the due execution by the Investor seeking enforcement against the Company, this Agreement constitutes a binding obligation of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws that may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d)          No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Articles of Incorporation or Bylaws or any material agreement or other material instrument to which the Company is a party or by which the Company or its property is bound.

4.2         Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, represents and warrants to each other and to the Company as follows:

(a)          Organization. If the Investor is an entity, it is a corporation, limited liability company, limited partnership or other entity duly organized and validly existing under the laws of its respective jurisdiction of organization.

(b)          Authority. The Investor has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

(c)          Binding Obligation. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, and, assuming the due execution by the Company, this Agreement constitutes the Investor’s binding obligation, enforceable against the Investor in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws that may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d)          No Conflict. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or (iii) conflict with, or result in a breach or default under, any term or condition of its charter, bylaws, trust or equivalent governing document or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

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ARTICLE V COVENANTS

5.1         Business Opportunities.

(a)          Other Business Ventures. Any Investor or any of its Affiliates (other than any Investor who may be employed by the Company or one of its subsidiaries) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any subsidiary thereof, and the Company, any subsidiary of the Company, the directors of the Company, the directors of any subsidiary of the Company and the other Investors and shareholders shall have no rights by virtue of this Agreement in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company or any subsidiary thereof, shall not be deemed wrongful or improper or violation of any duty of such entity or individual; provided, however, that in no event shall any Investor or any of its Affiliates use Confidential Material in connection with their engagement in or possession of an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any subsidiary thereof; and provided, further, that any Investor who may be employed by the Company or one of its subsidiaries may possess an ownership interest in any publicly-traded depository institution, bank holding company or savings and loan holding company, so long as that ownership interest does not exceed 2.0% of the total number of shares outstanding of such entity.

(b)          Referral of Business Opportunities. To the fullest extent permitted by applicable law or regulation, no Investor (other than any Investor who may be employed by the Company or one of its subsidiaries) nor any of its Affiliates shall be obligated to refer or present any particular business opportunity to the Company or any subsidiary thereof even if such opportunity is of a character that, if referred or presented to the Company or any subsidiary thereof, could be taken by the Company or any subsidiary thereof, and any such Investor or any of its Affiliates shall have the right to take for its own account (individually or as a partner, shareholder, member, participant or fiduciary) or to recommend to others such particular opportunity; provided, however, that (i) if a particular opportunity is solely and expressly presented by a third party to a director or, to the actual knowledge of any director nominated by an Investor, to the Investor designating such director or an Affiliate thereof, as an opportunity specifically for the Company or any of its subsidiaries, such opportunity shall be presented to the Board; and (ii) if both (x) the Company or any subsidiary thereof, and (y) any such director or, to the actual knowledge of any such director, the Investor nominating such director or an Affiliate thereof, pursue the same opportunity, such Investor and any director designated by such Investor shall (1) abstain from any vote or approval of the shareholders or Board related to such business opportunity, and (2) be deemed to have voted their Voting Common Stock or Board votes, as applicable, with respect to such matter in the same proportion as the votes of the other Investors or directors, as applicable, in the aggregate on such matter.

5.2         Non-Solicitation. No Investor shall, and to the extent any partner, general partner, director, officer or employee of an Investor has actual knowledge that a controlled Affiliate of such Investor expects to or has commenced taking actions that, if taken by such Investor, would violate this Section 5.2, such Investor shall take commercially reasonable efforts to cause such controlled Affiliate not to, during the period beginning on the date hereof and ending on the date that is one (1) year following the date on which such Investor ceases to be an Investor, directly or indirectly Solicit any officer or senior manager of the Company or any of its subsidiaries to leave his or her employment with the Company or any of its subsidiaries or to become employed by an Investor or any of its controlled Affiliates; provided that the foregoing shall not apply to any officer or senior manager (a) who has been terminated by the Company or such subsidiary, as applicable, or (b) who has voluntarily resigned from the employ of the Company or such subsidiary, as applicable, if such officer or senior manager has not

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been employed thereby for at least six months prior to the date of such Solicitation. For purposes of this Section 5.2, “Solicit” means any direct or indirect communication of any kind, regardless of who initiates it, for the purpose of inviting, encouraging or requesting any officer or senior manager to take or refrain from taking any action, other than any general advertisements or solicitations for employment (including through employment search firms) that are not targeted at such officer or senior manager and any communications with such officer or senior manager that result from such general advertisements or solicitations (and “Solicitation” has a correlative meaning).

5.3         Covenants on Regulatory Matters.

(a)          Each Investor acknowledges and agrees that this Agreement (i) relates only to the Shares, (ii) will terminate in accordance with Section 6.1, and (iii) does not create an association or similar organization among the Investors to engage in activities other than through the Company. Neither the Company nor any Investor shall take, permit or allow any action that would cause any Investor or Investors to collectively hold any class of securities of the Company representing eighty percent (80%) or more of the Common Shares or other equity interests in the Company to collectively own eighty percent (80%) or more of the equity securities or interests of another depository institution (or any of its holding companies).

(b)          Notwithstanding anything herein to the contrary, neither the Company nor any Investor shall be permitted to purchase any Common Shares (or other securities of the Company), including, without limitation, pursuant to Section 2.5, to the extent such purchase would: result in any Investor and any Affiliate of such Investor (considered as if they were a single entity) (i) having more than 24.99% of any class of voting securities of the Company, (ii) contributing more than 24.99% of the capital of the Company, or (iii) having more than 24.99% of the capital of the Company; provided that, in the case of any purchases by the Company, such threshold percentages with respect to any Investor shall be equal to its Investor’s Percentage. In the case of each of clause (i), (ii) and (iii), such threshold percentages shall be determined in accordance with the rules and regulations of the OTS. In addition, neither the Company nor any Investor shall be permitted to purchase any Common Shares (or other securities of the Company) to the extent such purchase would violate any provisions of the Subscription Agreement of the Investor.

(c)          Unless approved by Requisite Approval (as defined below), no Investor shall take, permit or allow any action that would cause such Investor or an Affiliate of such Investor to be required to register as a savings and loan holding company under Section 10(e) of HOLA and 12 C.F.R. § 574.3(a), with respect to the Company or the Bank. For purposes of this Section 5.3, the term “Requisite Approval” shall mean the affirmative vote of shareholders holding at least 66 2/3 percent of the issued and outstanding Voting Common Stock.

(d)          Unless approved in advance by the affected Investor and by Requisite Approval, neither the Company nor any Investor shall take, permit or allow any action that would cause another Investor or an Affiliate of another Investor to be required (i) to register as a savings and loan holding company under Section 10(e) of HOLA and 12 C.F.R. § 574.3(a), or (ii) to file prior notice or rebut any presumption under the Change in Bank Control Act of 1978, as amended, with respect to the Company.

(e)          Unless approved by Requisite Approval, no Investor that is a savings and loan holding company or otherwise subject to the prior approval requirement of 12 U.S.C. § 1842(a)(3) shall directly or indirectly acquire, own or control five percent (5%) or more of any class of voting securities of the Company.

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(f)           Unless approved by Requisite Approval, no Investor shall take, permit or allow any action that would cause the Company, the Bank or any other insured depository institution that is a direct or indirect subsidiary of the Company to become a “commonly controlled insured depository institution” (as that term is defined and interpreted for purposes of 12 U.S.C. § 1815(e), as may be amended or supplemented from time to time, and any successor thereto) or otherwise subject the Company or any of its Investors to cross-guarantee liability.

(g)          Each Investor that breaches its obligations under this Section 5.3, or that believes it is reasonably likely to breach such obligations, shall immediately notify the Company and shall cooperate in good faith with the Company promptly to modify any ownership or other arrangements, or take any other action, as is necessary to cure or avoid such breach; provided that no such modification shall (i) require any other Investor to increase or decrease its ownership interest in the Company without the consent of such Investor, or (ii) violate or conflict with any other provision of this Section 5.3.

(h)          At the request of the Company, each Investor agrees to promptly provide any such information about it and its investment in the Company that any Regulatory Agency may reasonably and customarily request in connection with any application or other filing required to be made by the Company, and undertakes that such information shall be true and accurate; provided, however, that in lieu of the foregoing, any Investor may, in its sole discretion, provide directly to the Regulatory Agency any such information that such Investor deems to be proprietary or confidential in nature.

(i)           Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 5.3 shall supersede and control with respect to any other provisions of this Agreement that may conflict with or that may result in a breach of any of the provisions described in this Section 5.3, and the provisions of this Section 5.3 shall apply, mutatis mutandis, to all of the provisions of this Agreement to the extent necessary to cause such other provisions of this Agreement to comply with this Section 5.3.

5.4         Subsequent Regulatory Issues. In the event that an Investor (the “Notified Investor”) is either (a) notified by the OTS or a state bank regulatory authority that the Notified Investor is required to register, or otherwise is subject to being regulated, as a savings and loan holding company under Section 10(e) of HOLA or state law with respect to the Company or the Bank, or (b) notified by the FDIC that the Notified Investor’s investment in the Company is subject to cross-guarantee liability under 12 U.S.C. § 1815(e) in the event of the failure of another insured depository institution, then the Company, each other Investor and the Notified Investor agree that they will work together in good faith to restructure such Notified Investor’s investment in the Company so that such Notified Investor either will no longer be required to register, or otherwise be subject to being regulated, as a savings and loan holding company under Section 10(e) of HOLA or state law with respect to the Company or the Bank or such Notified Investor’s investment in the Company will no longer be subject to cross-guarantee liability under 12 U.S.C. § 1815(e) in the event of the failure of another insured depository institution; provided that no such restructuring shall (i) require any other Investor to increase or decrease its equity interests in the Company without the consent of such Investor, which consent shall not be unreasonably withheld, or (ii) violate or conflict with the provisions of Section 5.3 hereof.

5.5         Indemnification: D&O Insurance. All directors and executive officers of the Company and the Bank will be indemnified to the fullest extent permissible under Florida law. Prior to the initial Drawdown, the Company shall use its commercially reasonable efforts to obtain directors’ and officers’ insurance for all directors and officers of the Company on such terms and conditions and in such reasonable amounts based on the size of the Company as the Board deems necessary and appropriate. The Company shall promptly provide notice to all Investors after receipt of any claim for indemnification.

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5.6         Employment Agreements. Prior to the date hereof, the Company has entered into mutually agreeable employment arrangements with Mike Brown, Sr., as the Chairman and Chief Executive Officer of the Company, J. Hal Roberts, Jr., as the President and Chief Operating Officer of the Company, Mike Brown, Jr., as the Executive Vice President and Chief Lending Officer of the Company, and Randall Ezell, as the Executive Vice President and Chief Financial Officer of the Company. Each Investor acknowledges that it has received confirmation satisfactory to it that the employment agreements have been executed.

5.7         Information Rights.

(a)          Books and Records: Auditor. The Company shall keep and maintain accurate books of account for the Company in accordance with generally accepted accounting principles (as such principles are applied in the United States of America as of the date of the financial statement), consistently applied. Such books shall be maintained at the principal office of the Company. The books of account and records of the Company shall be audited as of the end of each fiscal year by an independent certified public accounting firm approved by the Board.

(b)          Annual Reports. At any time in which the Company is not required to file annual, quarterly and periodic reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, the Company will furnish to any requesting Investor, as soon as practicable after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and statements of operations, changes in capital and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and audited by the public accountants referred to in Section 5.7(a).

(c)          Quarterly Reports. At any time in which the Company is not required to file annual, quarterly and periodic reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, the Company will furnish to any requesting Investor, as soon as practicable after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal quarter and statements of operations, changes in capital and a statement of cash flows for such fiscal quarter, in each case prepared in accordance with generally accepted accounting principles, consistently applied.

(d)          Confidentiality. Each Investor agrees that Confidential Material furnished and to be furnished to it was and shall be made available in connection with such Investor’s investment in the Company. Each Investor agrees that it shall use, and that it shall cause any Person to whom Confidential Material is disclosed pursuant to clause (i) below to use, the Confidential Material only in connection with its investment in the Company and not for any other purpose (including to disadvantage competitively the Company, any subsidiary of the Company or any other Investor). Each Investor further acknowledges and agrees that it shall not disclose or divulge any Confidential Material to any Person, except that Confidential Material may be disclosed:

(i)          on a confidential basis, to any Representatives of the Investors that need to know such information for the purpose of assisting such Investor in connection with its monitoring of its investment in the Company; provided that the Investor shall be responsible for any breach by any such Person of the terms hereof;

(ii)         on a confidential basis, to such Investor’s current or prospective limited partners and current and prospective investors; provided that (x) such disclosures are limited to

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information that is customarily provided to current or prospective limited partners in private investment funds, and (y) to the extent that compliance with the foregoing clause (x) would be impracticable (given an Investor’s relationship with its current or prospective limited partners and current and prospective investors), to such Persons that are otherwise instructed to keep such information confidential, in which case such Persons will be deemed Representatives of such Investor and such Investor shall be responsible for any breach by any such Person of the terms hereof;

(iii)        to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Investor is subject); provided that such Investor gives the Company prompt notice of such request(s) to the extent practicable, unless such disclosure is mandated by a state or federal freedom of information statute or regulation, so that the Company may seek an appropriate protective order or similar relief (and the Investor shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation);

(iv)        to any regulatory authority to which the Investor or any of its Affiliates is subject, as long as such authority is advised of the confidential nature of such information; or

(v)         if the prior written consent of the OTS shall have been obtained.

ARTICLE VI TERMINATION OF AGREEMENT

6.1         Termination.

(a)          Termination With Respect to All Investors. This Agreement shall terminate with respect to all Investors on the earlier of (i) the date of a Qualified Public Offering; (ii) the date Investors holding at least eighty percent (80%) of the Common Shares subject to this Agreement Transfer those Common Shares to a third party not subject to this Agreement or such Common Shares are Transferred to a third party pursuant to a merger or other business combination transaction; and (iii) the bankruptcy or dissolution of the Company; provided, however, that in the event this Agreement terminates as a result of a Qualified Public Offering, the following provisions shall survive indefinitely: Article III, Section 5.1 (with respect to any opportunities presented prior to the date of termination), Section 5.2, Section 5.7(c) (for a period of one year following the date of such termination), this Section 6.1 and Article VII; and provided further that in the event this Agreement terminates as a result of a single shareholder becoming the owner of all of the Shares or the bankruptcy or dissolution of the Company, the following provisions shall survive indefinitely: this Section 6.1 and Article VII; and provided further that no such termination shall relieve any party of any liability or damages to any other party hereto resulting from any intentional and material breach of this Agreement. Notwithstanding any of the foregoing, in the event that the Subscription Agreements shall have terminated in accordance with Section 19 thereof and the Closing Date has not occurred, this Agreement shall terminate and be of no further force and effect.

(b)          Termination With Respect to an Investor. This Agreement shall terminate with respect to any Investor on the date that such Investor ceases to own any Shares (other than in connection with any of the events specified in Section 6.1(a)).

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ARTICLE VII GENERAL

7.1         Meeting to Vote on Participation in FDIC Resolutions Bid Process.

(a)          On or about the third (3rd) anniversary of the Closing Date (the “Acquisition Policy Review Date”), the Company shall call a special meeting of the holders of Voting Common Stock, to be held as soon as practicable following the Acquisition Policy Review Date, for the purpose of allowing such holders to consider a New Acquisition Policy Resolution. For the purpose of this section, “New Acquisition Policy Resolution” means a resolution recommending that the Board of Directors vote to suspend participation by the Bank as a bidder in the FDIC resolutions bid process.

(b)          If a majority of the shares of Common Stock cast at such special meeting approve a New Acquisition Policy Resolution, the Bank shall promptly cease to participate as a bidder in the FDIC resolutions bid process for as long as any Investor remains subject to the transfer restrictions imposed by the FDIC Policy Statement.

7.2         Recapitalization, Exchanges, Etc., Affecting the Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Shares and any and all warrants, options, rights, or other securities to acquire Shares, and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution for any Shares, by combination, recapitalization, reclassification, merger, consolidation or otherwise, which in each case of both clauses (a) and (b) automatically shall be deemed to be for all purposes Shares. In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted and shall apply to such Shares as adjusted.

7.3         Information Regarding Beneficial Ownership. Each Investor agrees to promptly provide to the Company any information that the Company may reasonably request regarding such Investor’s beneficial ownership of shares of any class of the Company’s capital stock.

7.4         Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement was not performed in accordance with its terms or otherwise was materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party will be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which such party may be entitled, at law or in equity.

7.5         Notices. Unless otherwise specified herein, all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date of this Agreement by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or by facsimile transmission, at the respective addresses or facsimile numbers set forth below and is deemed delivered (a) in the case of personal delivery or facsimile transmission or electronic mail, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) Business Days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of an overnight courier service, one (1) Business Day after delivery to such courier service with instructions for overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 7.5. All communications must be in writing and addressed as follows:

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If to the Company, to:

HCBF Holding Company, Inc.

311 South Second Street

Fort Pierce, FL 34950

Facsimile: (772) 468-0401

Attention: Chief Executive Officer

With a copy (which will not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006-1470

Facsimile: (212) 225-3999

Attention: Paul E. Glotzer, Esq.

If to any Investor, to:

the address, facsimile number or electronic mail address set forth next to such Investor’s name on Schedule I hereto (which address, facsimile number or electronic mail address may be changed by the Investor by notice provided to the Company).

7.6         Legend. In addition to any other legend that may be required by applicable law, each share certificate representing Shares that are subject to this Agreement shall have endorsed, to the extent appropriate, upon its face the following words:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A SHAREHOLDERS’ AGREEMENT DATED AS OF JUNE 3, 2010, AS SUCH MAY BE AMENDED FROM TIME TO TIME (THE “SHAREHOLDERS’ AGREEMENT”), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH SHAREHOLDERS’ AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THE SHAREHOLDERS’ AGREEMENT AND ARTICLES OF INCORPORATION.

To the extent the circumstances or provisions requiring the above legend have ceased to be effective, the Company will, upon request, reissue certificates without the applicable legend.

7.7         Transferees Bound. All Shares owned by a Transferee shall, for all purposes be subject to the terms of this Agreement, whether or not such Transferee has executed a consent to be bound by, or a joinder to, this Agreement. The foregoing shall not apply in the case of any Shares acquired by a Transferee pursuant to a sale of Shares pursuant to an effective Registration Statement under the Securities Act or, except for sales to an Affiliate of the Company or sales made prior to a Public Offering Event, pursuant to Rule 144.

7.8         Certain Limitations. Notwithstanding anything to the contrary contained in this Agreement, prior to the issuance or sale of any shares of the Company’s capital stock pursuant to an effective Registration Statement under the Securities Act, the Company shall not be required to register

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any transfer of Shares on the Company’s books if in the reasonable, good faith judgment of the Company, registering such transfer would cause the Company to become subject to registration pursuant to the Exchange Act.

7.9         Amendment; Waiver.

(a)          Amendment. This Agreement may be amended, altered, modified or supplemented only by a written instrument signed by the Company and Investors that own at least 66 2/3 percent of the issued and outstanding shares of Voting Common Stock; provided, however, that (i) no amendment, alteration, modification, or supplement that (w) decreases an Investor’s “Right of First Refusal” pursuant to Section 2.5(a), “Tag-Along Right” pursuant to Section 2.5(e), “Preemptive Rights” pursuant to Section 2.6 or “Piggyback Rights” pursuant to Section 2.1(c) of the form of Registration Rights Agreement attached hereto as Exhibit C, (x) disproportionately impacts an Investor compared to the other Investors, (y) requires an Investor to invest capital beyond that required by the applicable Subscription Agreement, or (z) that would materially restrict the operation of an Investor, shall in each case be effective with respect to such impacted Investor without such Investor’s written consent, (ii) no amendment, alteration, modification, or supplement may be made to Sections 5.3 and 5.4 of this Agreement without the consent of each Investor and (iii) this proviso shall not be amended, altered, modified or supplemented without the consent of each party hereto.

(b)          Waiver. No failure to exercise, nor any delay in exercising, any right by any party will operate as a waiver thereof. No single or partial exercise of any right, will preclude any other or further exercise thereof or the exercise of any other right. A waiver by any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have.

7.10       Additional Documents; Further Changes. From and after the date hereof, each party hereto agrees to use commercially reasonable efforts to execute any and all further documents and writings and to perform such other reasonable actions that may be or become necessary or expedient to effectuate and carry out this Agreement, to the extent reasonably requested by the Company.

7.11       No Third Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third party beneficiary.

7.12       Successors and Assigns. Subject to the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of the Investors and the Company, and their respective successors and permitted assigns.

7.13       Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, that the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant or restriction.

7.14       Integration. This Agreement (together with the exhibits and annexes attached hereto) and the Subscription Agreements (together with the exhibit and annexes attached thereto) contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject

19

matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

7.15       Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) ANY COURT OF THE UNITED STATES LOCATED IN THE STATE OF DELAWARE OR THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

7.16       Attorneys’ Fees. If attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, the prevailing party is entitled to recover reasonable attorneys’ fees and costs incurred therein.

7.17       Interpretation. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty, acknowledgment, covenant, obligation, agreement and condition contained herein will have independent significance. The phrases “the date hereof” and terms of similar import shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. References herein to any international or domestic, federal, state or local law, statute, rule, regulation or ordinance (each, a “Law”) include any successor to or amendment or modification to such Law and the rules and regulations issued thereunder, whether such amendment or modification is made, or the issuance of such rules and regulations occurs, before or after the date of this Agreement, unless explicitly provided otherwise herein. References to any regulatory entity shall be deemed to include any successor to such regulatory entity or, as applicable, to all or part of its regulatory authority.

7.18       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE BLOCKS ON FOLLOWING PAGES]

20

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:	/s/ Michael J. Brown, Sr.

Title:	Chairman

INVESTORS

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS:

TRIDENT V DEPOSITORY HOLDINGS, L.P.

By:	Trident V GP Depository Holdings, LLC

	By:	/s/ James D. Carey
		Name:	James D. Carey
		Title:	Vice President

TRIDENT V PARALLEL DEPOSITORY HOLDINGS, L.P.

By:	Trident V GP Parallel Depository Holdings, LLC

	By:	/s/ James D. Carey
		Name:	James D. Carey
		Title:	Vice President

TRIDENT V PF DEPOSITORY HOLDINGS, LLC

By:	/s/ James D. Carey
	Name:	James D. Carey
	Title:	Vice President

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTOR:

Kelso Investment Associates VIII, L.P.

By: Kelso GP VIII, L.P., its General Partner

By: Kelso GP VIII, LLC, its General Partner

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Managing Member

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTOR:

KEP VI, LLC

By:	/s/ James J. Connors, II
Name: James J. Connors, II
Title: Managing Member

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS

TINICUM CAPITAL PARTNERS II, L.P.

By:	TINICUM LANTERN II L.L.C., its General Partner

By:	/s/ Seth M. Hendon
Name: Seth M. Hendon
Title: Member

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS

TINICUM CAPITAL PARTNERS II PARALLEL FUND, L.P.

By:	TINICUM LANTERN II L.L.C., its General Partner

By:	/s/ Seth M. Hendon
Name: Seth M. Hendon
Title: Member

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS

TINICUM CAPITAL PARTNERS II EXECUTIVE FUND, L.L.C.

By:	TINICUM LANTERN II L.L.C., its Manager

By:	/s/ Seth M. Hendon
Name: Seth M. Hendon
Title: Member

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS

TINICUM CAPITAL PARTNERS II ADD-ON FUND, L.P.

By:	TINICUM LANTERN II ADD-ON L.L.C., its General Partner

By:	/s/ Seth M. Hendon
Name: Seth M. Hendon
Title: Member

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS

TINICUM CAPITAL PARTNERS II ADD-ON PARALLEL FUND, L.P.

By:	TINICUM LANTERN II ADD-ON L.L.C., its General Partner

By:	/s/ Seth M. Hendon
Name: Seth M. Hendon
Title: Member

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS

HarbourVest Partners VIII-Buyout Fund L.P.
By:	HarbourVest VIII-Buyout Associates L.P.
Its General Partner
By:	HarbourVest VIII-Buyout Associates LLC
Its General Partner
By:	HarbourVest Partners, LLC
Its Managing Member

By:	/s/ Robert M. Wadsworth
Robert M. Wadsworth
Managing Director

HarbourVest Partners 2007 Direct Fund L.P.
By:	HarbourVest 2007 Direct Associates L.P.
Its General Partner
By:	HarbourVest 2007 Direct Associates LLC
Its General Partner
By:	HarbourVest Partners, LLC
Its Managing Member

By:	/s/ Robert M. Wadsworth
Robert M. Wadsworth
Managing Director

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS

Name:	State of Wisconsin Investment Board

By:	/s/ Charles R. Carpenter
Name: Charles R. Carpenter
Title: Managing Director - Private Markets

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS:

INVESTURE EVERGREEN FUND, LP – 2010 SPECIAL TERM TRANCHE

By:	/s/ William H. West, Jr.

Title:	William H. West, Jr., Managing Director

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS

Name:	Michael J. Brown, Sr.

Signature:	/s/ Michael J. Brown

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS

Name:	J. Hal Roberts Jr

Signature:	/s/ J. Hal Roberts Jr

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS

Name:	Michael J. Brown, Jr.

Signature:	/s/ Michael J. Brown, Jr.

HCBF Holding Company, Inc.

Shareholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

COMPANY:

HCBF HOLDING COMPANY, INC.

By:

Title:

INVESTORS

Name:	Randall A Ezell

Signature:	/s/ Randall A Ezell

HCBF Holding Company, Inc.

Shareholders’ Agreement

EXHIBIT A

PLEDGE NOTICE

[Date]

[Address]

Attention: Chairman

Gentlemen:

Reference is hereby made to the Shareholders’ Agreement, dated as of                     , 2010 (the “Shareholders’ Agreement”), as it may be amended from time to time, by and among HCBF Holding Company, Inc. (the “Company”) and certain shareholders of the Company. Terms with their initial letter capitalized have the meanings given them in the Shareholders’ Agreement.

Pursuant the Shareholders’ Agreement, the undersigned Investor hereby notifies the Company of the Investor’s intention to pledge           Shares represented by certificate(s) number(s)                           (the “Pledged Share(s)”) to                           (“Pledgee”). Concurrently with the pledge, Pledgee has agreed to sign an agreement substantially in the form of Exhibit B to the Shareholders’ Agreement that the Pledged Share(s) are subject to the Shareholders’ Agreement and will not be sold, transferred or otherwise disposed of except according to the Shareholders’ Agreement.

Sincerely,

Investor

EXHIBIT B

ACKNOWLEDGMENT AND AGREEMENT OF PLEDGEE

The undersigned pledgee (“Pledgee”) of shares (the “Shares”) of HCBF Holding Company, Inc. (“Company”) hereby acknowledges that the Shares of the Company pledged or to be pledged to the Pledgee (the “Pledged Shares”) are subject to that certain Shareholders’ Agreement, dated as of                         , 2010 (the “Shareholders’ Agreement”), as it may be amended from time to time, by and among the Company and certain shareholders of the Company, a copy of which has been furnished to the Pledgee who acknowledges receipt thereof. Pledgee further acknowledges that under the Shareholders’ Agreement, the Pledged Shares are subject to certain restrictions on the sale, transfer or other disposition thereof.

Pledgee hereby agrees (i) to hold the Pledged Shares subject to the Shareholders’ Agreement and the restrictions and conditions contained therein, and (ii) not to sell, transfer or otherwise to dispose of the Pledged Shares except according to the Shareholders’ Agreement.

Dated                      , 20   .

PLEDGEE:

NAME:

TITLE (if applicable):

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

FORM OF

REGISTRATION RIGHTS AGREEMENT

dated as of                      , 20

between

HCBF HOLDING COMPANY, INC.

and

CERTAIN STOCKHOLDERS OF

HCBF HOLDING COMPANY, INC.

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS	1

1.1.	Defined Terms	1

1.2.	General Interpretive Principles	4

SECTION 2.	REGISTRATION RIGHTS	4

2.1.	Requested Registrations	4

2.2.	Incidental Registrations	8

2.3.	Black-out Periods	9

2.4.	Registration Procedures	10

2.5.	Underwritten Offerings	14

2.6.	No Inconsistent Agreements; Additional Rights	15

2.7.	Registration Expenses	15

2.8.	Indemnification	16

2.9.	Rules 144 and 144A	19

SECTION 3.	MISCELLANEOUS	19

3.1.	Notices	19

3.2.	Successors, Assigns and Transferees	20

3.3.	Governing Law; Service of Process; Consent to Jurisdiction	20

3.4.	Headings	20

3.5.	Severability	20

3.6.	Amendment; Waiver	21

3.7.	Counterparts	21

3.8.	Recapitalizations, Exchanges Affecting the Registrable Securities	21

3.9.	Term	22

Schedule I

Schedule II

Schedule 2.1

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                  , 20   , by and between HCBF Holding Company, Inc., a Florida corporation (the “Company”), and each of the Persons named on the signature pages hereto (each, an “Investor”).

Recitals

A.           WHEREAS, the Company and the Investors have entered into (i) subscription agreements (the “Subscription Agreements”) pursuant to which the Investors have received shares of common stock of the Company and (ii) the Shareholders’ Agreement dated as of May       , 2010 (the “Shareholders’ Agreement”); and

B.           WHEREAS, as an inducement to the Investors to enter into the Subscription Agreements and the Shareholders’ Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1.         Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of the chief executive officer or chief financial officer of the Company after consultation with counsel to the Company (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Agreement” has the meaning set forth in the preamble hereto.

“Business Day” means any day except Saturday, Sunday or a day on which banking institutions in New York, New York, generally are authorized or required by law or other governmental action to close.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Demand Investor” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“holder” or “holders” means any holder or holders of Registrable Securities who is/are a party hereto or who otherwise agrees/agree in writing to be bound by the provisions of this Agreement pursuant to Section 3.2.

“Incidental Registration” has the meaning set forth in Section 2.2(a).

“Investor” has the meaning set forth in the preamble hereto.

“Loss” has the meaning set forth in Section 2.8(a).

“Management Investors” means those employees of the Company or its subsidiaries listed on Schedule I hereto.

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

“Piggyback Election Notice” has the meaning set forth in Section 2.1(c).

“Piggyback Election Period” has the meaning set forth in Section 2.1(c).

“Piggyback Notice” has the meaning set forth in Section 2.1(c).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

“Public Offering Event” means the first underwritten registered public offering of Shares pursuant to a Registration Statement.

“Registrable Securities” means the Shares of the Company issued to the Investor pursuant to the Subscription Agreements (including any Shares issued upon the exercise or conversion thereof); provided, however, that any of the foregoing Shares shall cease to be “Registrable Securities” to the extent (i) a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been disposed of pursuant to such Registration Statement, (ii) they have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) they shall have been otherwise transferred and (A) new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and (B) may be freely resold (without

2

volume or method of sale restrictions, public information requirements or other conditions) without registration under the Securities Act. For purposes of this Agreement, a “class” of Registrable Securities shall mean all Shares with the same terms (it being understood and agreed that the Company’s voting common stock and non-voting common stock shall be deemed a single class for all purposes hereunder) and a “percentage” (or a “majority") of the Registrable Securities (or, where applicable, of any other securities) shall be determined based on the number of Shares.

“registration” means a registration of the Company’s securities for sale to the public under a Registration Statement.

“Registration Statement” means a registration statement filed by the Company with the SEC in compliance with the Securities Act for a public offering and sale of Shares or other securities of the Company (other than a registration statement on Form S-4 or Form S-8 (or any similar successor form)) or in connection with (i) a management equity plan or stock option plan or any other management or employee benefit plan or other equity compensation agreement of the Company or securities issued or issuable pursuant to any such plan, or (ii) a dividend reinvestment plan.

“Requested Registration” means a Demand Registration or a Shelf Demand Registration.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shareholders’ Agreement” has the meaning set forth in the recitals hereto.

“Shares” means the capital stock of the Company (whether common stock or preferred stock, and whether outstanding or issued or acquired hereafter, including all shares of capital stock of the Company issuable upon the exercise of warrants, options or other rights to acquire shares of capital stock of the Company, or upon the conversion or exchange of any security).

“Shelf Demand Registration” has the meaning set forth in Section 2.1(b).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

“Subscription Agreements” has the meaning set forth in the recitals hereto.

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“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“WKSI” has the meaning set forth in Section 2.5(e).

1.2.         General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

SECTION 2. REGISTRATION RIGHTS

2.1.         Requested Registrations.

(a)          Demand Rights. Following a Public Offering Event, each of the Investors identified on Schedule 2.1 (each, a “Demand Investor”) shall have the right from time to time to cause the Company to file a Registration Statement with respect to all or a portion of such Demand Investor’s and its affiliates’ Registrable Securities (a “Demand Registration”) and to use best efforts to cause such Registration Statement to become effective and to maintain its effectiveness as provided in Section 2.1(f); provided, however, that no Demand Investor shall be entitled to effect a Demand Registration more than the number of times listed opposite its name on Schedule 2.1; provided, further, that the Company will not be required to file a Registration Statement unless the aggregate amount of the securities being offered thereby (taking into account the securities being included in the offering pursuant to Section 2.1(c)) is greater than $50 million. Any Registration Statement with respect to a Demand Registration shall provide for the resale from time to time and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet) by the holders of Registrable Securities included therein. Any such Demand Registration shall be subject to piggyback rights as described under Section 2.1(c) below and any limitations set forth in this Agreement.

(b)          Shelf Registration Rights. Following a Public Offering Event, any Investor holding, collectively with its affiliates, Registrable Securities representing at least ten percent (10%) of Shares shall have the right from time to time to cause the Company to file a Shelf Registration Statement (provided that the Company is eligible to use such form) for the resale on a continuous basis pursuant to Rule 415 under the Securities Act of all or a portion of such Investor’s and its affiliates’ Registrable Securities (a “Shelf Demand Registration”) and to use best efforts to cause such Registration Statement to become effective and to maintain its effectiveness as provided in Section 2(f). Any Shelf Registration Statement shall provide for the resale from time to time and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale

4

through brokers or agents, which may include sales over the internet) by the holders of Registrable Securities included therein. Any such Shelf Demand Registration shall be subject to piggyback rights as described under Section 2.1(c) and any limitations set forth in this Agreement.

(c)          Piggyback Rights.

(i)          Upon its receipt of notice of a Requested Registration, the Company shall promptly provide written notice (the “Piggyback Notice”) to each Investor. Such Piggyback Notice shall set forth the principal terms and conditions of the registration, including the proposed offering price (or range of offering prices) and the anticipated filing date of the Registration Statement. Each Investor shall have a period of ten (10) Business Days from the date the Piggyback Notice is delivered to such Investor (the “Piggyback Election Period”) within which to elect to include all or a portion of its Registrable Securities at the price and upon the terms specified in the Piggyback Notice, by delivering an irrevocable written notice (the “Piggyback Election Notice”) to the Company. Subject to Section 2.1(i), the Company shall include in such Registration Statement all such Registrable Securities that are the subject of Piggyback Election Notices in accordance with this Section 2.1(c). If any Investor does not deliver a Piggyback Election Notice within the Piggyback Election Period, such Investor shall be deemed to have irrevocably waived any and all rights to participate in the sale under the related Registration Statement (but not with respect to future proposed registrations).

(ii)         Subject to Section 2.1 (i) below, the Company may elect to include in any Requested Registration additional securities of the class or classes of the Registrable Securities to be registered hereunder, including securities to be sold for the Company’s own account or for the account of Persons who are not holders of Registrable Securities.

(d)          Limitation on Requested Registrations. The Company shall not be required to file more than one (1) Registration Statement for Requested Registrations in any six (6)-month period.

(e)          Withdrawal. An Investor may withdraw its Registrable Securities from a Requested Registration at any time. If all such Investors do so, the Company shall cease all efforts to secure registration and such registration nonetheless shall be deemed a Requested Registration, unless such withdrawal follows a delay described in Section 2.1(g).

(f)           Effective Registration. The Company shall be deemed to have effected a Requested Registration if the applicable Registration Statement is declared effective by the SEC and remains effective for not less than 180 days, or, in the case of a Shelf Registration Statement, not less than two (2) years (or, in any case, such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn); provided, however, that a registration will not count as one of the permitted Demand Registrations (i) if the Registration Statement with respect thereto has not become effective or remained effective for at least 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), (ii) if, after the related Registration Statement has become effective, such Registration Statement becomes subject to any stop order, injunction or other order or requirement of the SEC or other

5

governmental entity for any reason, unless such order or requirement is lifted and the Registration Statement becomes effective, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with the offering and sale of the Registrable Securities under such Registration Statement are not satisfied or waived or (iv) the Demand Investor requesting such Demand Registration and its affiliates are not able to register and sell at least 80% of the Registrable Securities requested to be included by such Investor in such Demand Registration.

(g)          Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Requested Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Investors (including a statement that an Adverse Disclosure would result), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest possible period of time determined in good faith by the Company to be necessary for such purpose (such period not to exceed sixty (60) days without the consent of the requesting Demand Investor, in the case of a Demand Registration, or the holders of a majority of the Registrable Securities that are included in any offering pursuant to a Shelf Registration Statement); provided, however, that the Company shall not be entitled to so delay or suspend unless it shall (i) concurrently request the suspension of sales by other security holders under registration statements covering securities held by such other security holders, (ii) in accordance with the Company’s policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company and (iii) itself refrain from any public offering and open market purchases during the postponement; provided farther that if the Company shall delay the filing or effectiveness of a Registration Statement pursuant to this Section 2.1(g) with respect to any Demand Registration, the Demand Investor requesting such Demand Registration shall be entitled to withdraw such request, and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. In the event the Company exercises its rights under the preceding sentence, the Investors agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Requested Registration in connection with any sale or offer to sell Registrable Securities and agree not to disclose to any other Person the fact that the Company has exercised such rights or any related facts. The Company shall immediately notify the Investors of the expiration of any period during which it exercised its rights under this Section 2.1(g). The Company may defer the filing (but not the preparation) or effectiveness or suspend the use or filing of a prospectus supplement or post-effective amendment, as applicable, of a particular Registration Statement pursuant to this Section 2.1(g) only once during any twelve (12)-month period.

(h)          Underwritten Offering. (i) If (A) the requesting Demand Investor, in the case of a Demand Registration, or (B) the holders of a majority of the Registrable Securities that are included in any offering pursuant to a Shelf Registration Statement so elect, such offering shall be in the form of an Underwritten Offering. The applicable Demand Investor, in the case of a Demand Registration, or the holders of a majority of the Registrable Securities included in such Underwritten Offering, in the case of an offering pursuant to a Shelf Registration Statement, shall, after consulting with the Company, have the right to select the managing underwriter or

6

underwriters for the offering subject to the right of the Company to select one co-managing underwriter reasonably acceptable to such holders.

(ii)        In the case of an Underwritten Offering, the aggregate number of Registrable Securities to be included in a proposed registration shall not exceed the number of Registrable Securities that the managing underwriters in good faith advise the Company in writing that can be sold in such offering without being likely to have a material and adverse effect on the price, timing or distribution of Shares offered or the market for such Shares.

(i)           Priority of Securities Registered Pursuant to Requested Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of a class of Registrable Securities included in a Requested Registration (or, in the case of a Requested Registration not being underwritten, the holders of a majority of a class of Registrable Securities included in such Registration Statement), inform the holders of such Registrable Securities and the Company in writing that, in its or their opinion, the number of Shares requested to be included in such Requested Registration (including Shares of the Company for its own account or for the account of other Persons which are not holders of Registrable Securities) exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered, the amount registered shall be allocated based on the following priority:

(i)         first, to the holders desiring to participate in such registration, pro rata based on the amount of Registrable Securities owned by each such holder (but, for any holder, not to exceed the amount requested to be included in such holder’s election notice);

(ii)       second, to the Company for any Shares that it proposes to issue and sell for its own account; and

(iii)       thereafter, to any other Persons for whom the Company is obligated to register Shares pursuant to other registration rights agreements.

Notwithstanding the foregoing, a Management Investor shall not be entitled to participate in any such registration to the extent that the managing underwriter or underwriters (or, in the case of a Requested Registration not being underwritten, the holders of a majority of a class of Registrable Securities included in such Registration Statement) has advised in writing (with a copy to each affected Person requesting registration of Registrable Securities) that it has determined in good faith (taking into account the management position and the extent of holdings of such Management Investor) that the participation of such Management Investor would likely have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered, it being understood and agreed that there shall be included in such registration that number of shares of such Management Investor (up to the pro rata amount specified in clause (i) above) which can be sold in such offering without having a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered.

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(j)           Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the SEC as shall be selected by the Demand Investor requesting any such Demand Registration and as shall be reasonably acceptable to the Company.

2.2.         Incidental Registrations.

(a)          Participation.      (i) If the Company at any time proposes to file a Registration Statement with respect to any offering (other than (A) a Requested Registration, (B) a registration on Form S-4 or S-8 or any successor form to such forms, or (C) a registration of securities solely relating to an offering and sale to employees pursuant to any employee stock plan or other employee benefit plan arrangement) of its securities for its own account or for the account of any holders of its securities (an “Incidental Registration”), then, the Company shall promptly deliver a Piggyback Notice.

(ii)        Subject to Section 2.2(b), the Company shall include in such Registration Statement all such Registrable Securities that are the subject of Piggyback Election Notices in accordance with Section 2.1(c). If at any time after giving written notice of its intention to conduct an Incidental Registration and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such Incidental Registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

(iii)       If the offering pursuant to an Incidental Registration is to be an Underwritten Offering, then each holder submitting a Piggyback Election Notice with respect to such registration must, and the Company shall make such arrangements with the underwriters so that each such holder may, participate in such Underwritten Offering on the same terms as the Company and other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then each holder that submitted a Piggyback Election Notice for an Incidental Registration must participate in such offering on such basis.

(iv)      Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder’s Registrable Securities from an Incidental Registration at any time.

(b)          Priority of Incidental Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering in an Incidental Registration informs the holders of Registrable Securities subject of a Piggyback Election Notice in writing that, in its or their opinion, the total amount or kind of securities which such holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered, then the securities of each class to be included in such registration shall be allocated as follows:

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(i)          first, to the Company for any Shares that it proposes to issue and sell for its own account;

(ii)        second, to the holders desiring to participate in such registration, pro rata based on the amount of Registrable Securities owned by each such holder (but, for any Investor, not to exceed the amount requested to be included in such Investor’s election notice); and

(iii)       thereafter, to any other Persons for whom the Company is obligated to register Registrable Securities pursuant to other registration rights agreements.

Notwithstanding the foregoing, a Management Investor shall not be entitled to participate in any such registration to the extent that the managing underwriter or underwriters of any proposed Underwritten Offering in an Incidental Registration has advised in writing (with a copy to each affected Person requesting registration of Registrable Securities) that it has determined in good faith (taking into account the management position and the extent of holdings of such Management Investor) that the participation of such Management Investor would likely have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered, it being understood and agreed that there shall be included in such registration that number of shares of such Management Investor (up to the pro rata amount specified in clause (ii) above) which can be sold in such offering without having a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered.

2.3           Black-out Periods

(a)           Black-out Periods for Holders. In the event of a registration by the Company involving the offering and sale by the Company of equity securities or securities convertible into or exchangeable for its equity securities, the holders of Registrable Securities agree, if requested by the Company (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters), not to effect any public sale or distribution (including any sale pursuant to Rule 144 under the Securities Act) of any securities (except, in each case, as part of the applicable registration, if permitted) which securities are the same as or similar to those being registered in connection with such registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration, to the extent such holders are timely notified in writing by the Company or the managing underwriter or underwriters.

(b)           Black-out Period for the Company and Others. In the case of a Requested Registration, the Company agrees, if requested by the holders of a majority of such class of Registrable Securities to be sold pursuant to such registration (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters in such Underwritten Offering), not to effect any public sale or distribution of any securities which are the same as or similar to those being registered, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may

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be permitted by the holders of a majority of the Registrable Securities to be sold pursuant to such registration (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters in such Underwritten Offering) after, the effective date of the Registration Statement filed in connection with such registration (or, in the case of an Underwritten Offering under the Shelf Registration, the date of the closing under the underwriting agreement in connection therewith). Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if the same (A) is made pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms, or (B) as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement.

2.4.         Registration Procedures.

(a)           In connection with the Company’s registration obligations in this Agreement, the Company will, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company will:

(i)         before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith, furnish to the underwriter or underwriters, if any, and to each participating holder, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel;

(ii)        prepare and file with the SEC such amendments or supplements to the applicable Registration Statement or Prospectus as may be (A) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder) or (B) necessary to keep such registration effective for the period of time required by this Agreement;

(iii)       notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

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(iv)       promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(v)       make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

(vi)       promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or the holders of a majority of the Registrable Securities included therein agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)      furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonably request of the applicable Registration Statement;

(viii)    deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) as such holder or managing underwriter may reasonably request (it being understood that the Company consents to the use of the Prospectus by each of the selling holders of Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus);

(ix)       on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States, as any such selling holder or underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

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(x)        cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

(xi)       use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xii)      not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

(xiii)     obtain for delivery to the holders of each class of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to the holders of a majority of the Registrable Securities being registered and underwriter or underwriters, if any, and their respective counsel;

(xiv)     in the case of an Underwritten Offering, obtain for delivery to the Company and the underwriter or underwriters, if any, with copies to the holders of Registrable Securities included in such registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xv)     cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvi)     use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

(xvii)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xviii)  cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s

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securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities of such class are then quoted;

(xix)      make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the holders of the Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (xix) into customary confidentiality agreements in a form reasonably acceptable to the Company); and

(xx)       in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b)         The Company may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Securities and such other information relating to such holder and its ownership of the applicable Registrable Securities as the Company may from time to time reasonably request. Each holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of this Agreement. The Company shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

(c)           Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(a)(iv), such holder will discontinue disposition of its Registrable Securities pursuant to such Registration Statement until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(iv), or until such holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus and, if so directed by the Company, such holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities which are current at the time of the receipt of such notice. In the event that the Company shall give any such notice in respect of a Requested Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives

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the copies of the supplemented or amended Prospectus contemplated by Section 2.4(a)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

2.5.         Underwritten Offerings.

(a)          Underwriting Agreements. If requested by the underwriters for any Underwritten Offering in a Requested Registration, the Company and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the holders of a majority of the Registrable Securities to be included in such Underwritten Offering (including each Demand Investor with Registrable Securities included therein) and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.8. The holders of any Registrable Securities to be included in any Underwritten Offering in an Incidental Registration shall enter into such an underwriting agreement at the request of the Company. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder’s Registrable Securities, such holder’s intended method of distribution and any other representations required by law.

(b)         Price and Underwriting Discounts. In the case of an Underwritten Offering in a Requested Registration, the price, underwriting discount and other financial terms for each class of Registrable Securities of the related underwriting agreement shall be determined by the holders of a majority of such class of Registrable Securities whose shares are included therein (including each Demand Investor with Registrable Securities included therein). In the case of any Underwritten Offering in an Incidental Registration, such price, discount and other terms shall be determined by the Company, subject to the right of the holders to withdraw their request to participate in the registration pursuant to Section 2.2(a)(iv) after being advised of such price, discount and other terms.

(c)          Participation in Underwritten Offerings. No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)          Transfer Restrictions. In connection with the Public Offering Event, if any, the underwriting agreement shall include provisions waiving any restrictions imposed by this Agreement on any sale or other transactions by the Investor involving the Company’s securities that the Investor has purchased in an initial public offering or other registered offering or on the open market following any such public offering.

(e)          To the extent the Company is a well known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Investor makes a request that a Shelf Registration Statement be filed pursuant to Section 2.1, the Company shall file a Shelf

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Registration Statement which covers those Registrable Securities which are requested to be registered. The Company shall use its commercially reasonable best efforts (taking into consideration the Company’s status as a regulated financial institution) to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Shelf Registration Statement is required to remain effective pursuant to Section 2.1(f) hereof. If the Company does not pay the filing fee covering the Registrable Securities at the time the Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to file a shelf registration statement on Form S-3 and, if such form is not available, Form S-l, and keep such registration statement effective during the period during which such registration statement is required to be kept effective pursuant to Section 2.1(f) hereof.

(f)            The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any holder of Registrable Securities, or otherwise identifies any holder of Registrable Securities as the holder of any Registrable Securities, without the consent of such holder (such consent not to be unreasonably withheld or delayed), unless such disclosure is required by law.

(g)           The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any Registration Statement covering Registrable Securities, without the prior written consent of the holders of a majority of the Registrable Securities included therein and any underwriter.

2.6.         No Inconsistent Agreements; Additional Rights. The Company will not enter into, and is not currently a party to, any agreement which is, or could be, inconsistent with the rights granted to the holders of Registrable Securities by this Agreement. The Company has not provided, and shall not provide, more favorable registration rights to any other holder of securities of the Company other than those provided to the parties to this Agreement.

2.7.         Registration Expenses, (a) The Company shall pay all of the expenses in connection with a registration under this Agreement of Registrable Securities, including, without limitation, (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses of compliance with state securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company, (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system and (vii) all applicable rating agency fees with respect to any applicable Registrable

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Securities. In addition, in all cases (including all Requested Registrations) the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b)           The Company shall not be required to pay any other costs or expenses in the course of the transactions contemplated hereby, including underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities and the fees and expenses of counsel to one or more of the holders and counsel to the underwriters other than pursuant to clause (ii) of paragraph (a) above; provided, however, that in connection with each registration initiated hereunder, the Company shall reimburse the holders covered by such registration for the reasonable fees and disbursements of one law firm chosen by the Demand Investor requesting such registration, if any, and to the extent such registration is not a Demand Registration, one law firm that is reasonably acceptable to the Company and chosen by holders representing a majority of the number of shares of Registrable Securities included in such registration.

2.8.          Indemnification.

(a)           Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities and their respective officers, directors, employees and consultants and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a “Loss” and collectively “Losses”), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) contained therein or used in connection with the offering of securities covered thereby or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus or “issuer free writing prospectus”, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect, regardless of any investigation made by such indemnified party, and shall survive the transfer of such Registrable Securities by such holder.

(b)           Indemnification by the Holders. Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the

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Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such Registration Statement and was not corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. The Company and the holders of the Registrable Securities in their capacities as stockholders (but not in their capacities as officers or directors of the Company) hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished or to be furnished to the Company for use in any Registration Statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (i) transactions between such holder and its affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of common stock by such holder and its affiliates and (c) the name and address of such holder. If any additional information about such holder or the plan of distribution (other than for an Underwritten Offering) is required by law to be disclosed in any such document, then such holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 2.8(b). Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director or officer and shall survive the transfer of such Registrable Securities by such holder. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net amount of proceeds (i.e., net of expenses, underwriting discounts and commissions) actually received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, or (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying

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party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors or any other non-monetary remedy. No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties or (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)          Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.8 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.8, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.8(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.8(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 2.8 except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 2.8 if such indemnification were enforceable under applicable law. If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each

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indemnified party to the full extent provided in Sections 2.8(a) and 2.8(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.9.        Rules 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities after the transfer date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act, provided, however, that the Company shall not be required to make any Adverse Disclosure), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon written request of any holder, the Company shall provide a statement regarding the Company’s compliance with the reporting requirements of Rule 144 or Rule 144A.

SECTION 3. MISCELLANEOUS

3.1.         Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a)           if to the Company to:

HCBF Holding Company, Inc.

311 South Second Street
Fort Pierce, FL 34950

Attention:        Chief Executive Officer

Fax:                 (772) 468-0401

With a copy (which will not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006-1470

Attention:        Paul E. Glotzer, Esq.

Fax:                 (212) 225-3999

(b) if to any Investor, to:

the address, facsimile number or electronic mail address set forth next to such Investor’s name on Schedule II hereto (which address, facsimile number or electronic mail address may be changed by the Investor by notice provided to the Company).

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Each holder, by written notice given to the Company in accordance with this Section 3.1 may change the address to which notices, other communications or documents are to be sent to such holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

3.2.         Successors, Assigns and Transferees. (a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided, however, that no such assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 3.2 shall be null and void.

(b)          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

3.3.         Governing Law; Service of Process; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) ANY COURT OF THE UNITED STATES LOCATED IN THE STATE OF DELAWARE OR THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

3.4.         Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.5.         Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any

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provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

3.6.         Amendment; Waiver.

(a)           This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company and the holders of a majority of Registrable Securities of each class then outstanding; provided, however, that no amendment modification, waiver or consent may adversely affect the rights of a Demand Investor hereunder that are in addition to those of the other Investors without such Demand Investor’s written consent; provided further, that no such amendment, modification, waiver or consent shall (i) without an Investor’s written consent, affect adversely such Investor’s rights hereunder in a discriminatory manner inconsistent with its effects on the rights of other Investors hereunder and (ii) without each Investor’s written consent, reduce piggyback rights pursuant to Section 2.1(c) (including in respect of a Requested Registration or Incidental Registration). Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.6(a), whether or not such Registrable Securities shall have been marked accordingly.

(b)           The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.7.         Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

3.8.          Recapitalizations, Exchanges Affecting the Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Registrable Securities, to any and all shares of stock of the Company or any successor assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any such events, amounts hereunder shall be appropriately adjusted. For the avoidance of doubt, if any subsidiary or affiliate of the Company is the registering entity in a Public Offering Event, such registering entity shall assume all of the Company’s rights and obligations hereunder.

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3.9.          Term. This Agreement shall terminate at such time as no Investor owns any Registrable Securities. The provisions of Section 2.8 and Section 2.9 shall survive such termination.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

HCBF HOLDING COMPANY, INC.

By:
Name:
Title:

THE INVESTORS:

Address:

SCHEDULE I TO THE REGISTRATION RIGHTS AGREEMENT

MANAGEMENT INVESTORS

Mr. Michael Brown, Sr.

Mr. J. Hal Roberts, Jr.

Mr. Michael Brown, Jr.

Mr. Randall Ezell

SCHEDULE II TO THE REGISTRATION RIGHTS AGREEMENT

LIST OF INVESTORS

INVESTORS	ADDRESS
Mr. Michael Brown, Sr.	HCBF Holding Company, Inc.
Mr. J. Hal Roberts, Jr.	311 South Second Street
Mr. Michael Brown, Jr.	Fort Pierce, FL 34950
Mr. Randall Ezell	Facsimile: (772) 468-0401

GE Asset Management	GE Asset Management 3001 Summer Street Stamford, CT 06904 Attention: Managing Director Facsimile: (203) 326-2495

HarbourVest Partners VIII - Buyout Fund LP	c/o HarbourVest Partners, LLC
HarbourVest Partners 2007 Direct Fund LP	One Financial Center - 44th Floor Boston, MA 02111 Attention: Vice President Facsimile: (617) 350-0305 c/o Investure LLC
Investure Evergreen Fund, LP - 2010 Special Term	126 Garrett Street, Suite J
Tranche	Charlottesville, VA 22902 Attention: Edward P. “Ted” Meissner Facsimile: (434) 220-0285

Kelso Investment Associates VIII, L.P. KEP VI, LLC	c/o Kelso & Company 320 Park Ave, 24th Floor New York, NY 10022 Attention: Managing Director Facsimile: (212) 223-2379

Lockheed Martin Corporation Master Retirement Trust	c/o Lockheed Martin Investment Management Company 6901 Rockledge Drive, 4th Floor Bethesda, MD 20817 Attention: Portfolio Manager Facsimile: (301) 571-7172

State of Wisconsin Investment Board	Lake Terrace 121 East Wilson Street Madison, WI 53703 Attention: Assistant Portfolio Manager Facsimile: (608) 266-2436

Tinicum Capital Partners II, L.P.	c/o Tinicum Incorporated
Tinicum Capital Partners II Parallel Fund, L.P.	800 Third Avenue
Tinicum Capital Partners II Executive Fund, LLC	New York, NY 10022
Tinicum Capital Partners II Add-On Fund, L.P.	Attention: Member
Tinicum Capital Partners II Add-On Parallel Fund, L.P.	Facsimile: (212) 446-9344

Trident V Depository Holdings, L.P.	c/o Stone Point Capital LLC
Trident V Parallel Depository Holdings, L.P.	20 Horseneck Lane
Trident V PF Depository Holdings, LLC	Greenwich, CT 06830
Attention: General Counsel
Facsimile: (203) 625-8357

SCHEDULE 2.1 TO THE REISTRATION RIGHTS AGREEMENT

DEMAND RIGHTS

DEMAND
INVESTOR	RIGHTS
Mr. Michael Brown, Sr.	1

GE Asset Management	1

HarbourVest Partners VIII - Buyout Fund LP	1
HarbourVest Partners 2007 Direct Fund LP

Investure Evergreen Fund, LP - 2010 Special Term	1
Tranche

Kelso Investment Associates VIII, L.P.	2
KEP VI, LLC

Lockheed Martin Corporation Master Retirement Trust	1

Mr. J. Hal Roberts, Jr.	1

State of Wisconsin Investment Board	1

Tinicum Capital Partners II, L.P.	1
Tinicum Capital Partners II Parallel Fund, L.P.
Tinicum Capital Partners II Executive Fund, LLC
Tinicum Capital Partners II Add-On Fund, L.P.
Tinicum Capital Partners II Add-On Parallel Fund, L.P.

Trident V Depository Holdings, L.P.	2
Trident V Parallel Depository Holdings, L.P.
Trident V PF Depository Holdings, LLC

SCHEDULE I

LIST OF INVESTORS

INVESTORS	ADDRESS
Mr. Michael Brown, Sr.	HCBF Holding Company, Inc.
Mr. J. Hal Roberts, Jr.	311 South Second Street
Mr. Michael Brown, Jr.	Fort Pierce, FL 34950
Mr. Randall Ezell	Facsimile: (772) 468-0401

GE Asset Management	GE Asset Management 3001 Summer Street Stamford, CT 06904 Attention: Managing Director Facsimile: (203) 326-2495

HarbourVest Partners VIII - Buyout Fund LP	c/o HarbourVest Partners, LLC
HarbourVest Partners 2007 Direct Fund LP	One Financial Center - 44th Floor Boston, MA 02111 Attention: Vice President Facsimile: (617) 350-0305 c/o Investure LLC
Investure Evergreen Fund, LP - 2010 Special Term	126 Garrett Street, Suite J
Tranche	Charlottesville, VA 22902 Attention: Edward P. “Ted” Meissner Facsimile: (434) 220-0285

Kelso Investment Associates VIII, L.P. KEP VI, LLC	c/o Kelso & Company 320 Park Ave, 24th Floor New York, NY 10022 Attention: Managing Director Facsimile: (212) 223-2379

Lockheed Martin Corporation Master Retirement Trust	c/o Lockheed Martin Investment Management Company 6901 Rockledge Drive, 4th Floor Bethesda, MD 20817 Attention: Portfolio Manager Facsimile: (301) 571-7172

State of Wisconsin Investment Board	Lake Terrace 121 East Wilson Street Madison, WI53703 Attention: Assistant Portfolio Manager Facsimile: (608) 266-2436

Tinicum Capital Partners II, L.P.	c/o Tinicum Incorporated
Tinicum Capital Partners II Parallel Fund, L.P.	800 Third Avenue
Tinicum Capital Partners II Executive Fund, LLC	New York, NY 10022
Tinicum Capital Partners II Add-On Fund, L.P.	Attention: Member
Tinicum Capital Partners II Add-On Parallel Fund, L.P.	Facsimile: (212) 446-9344

Trident V Depository Holdings, L.P.	c/o Stone Point Capital LLC
Trident V Parallel Depository Holdings, L.P.	20 Horseneck Lane
Trident V PF Depository Holdings, LLC	Greenwich, CT 06830
Attention: General Counsel
Facsimile: (203) 625-8357

SCHEDULE II

BOARD SEAT INVESTORS AS OF THE CLOSING DATE

INVESTORS	ADDRESS
Kelso Investment Associates VIII, L.P.	c/o Kelso & Company
KEP VI, LLC	320 Park Ave, 24th Floor
New York, NY 10022
Attention: Managing Director

Tinicum Capital Partners II, L.P.	c/o Tinicum Incorporated
800 Third Avenue
New York, NY 10022
Facsimile: (212) 446-9344

Trident V Depository Holdings, L.P.	c/o Stone Point Capital LLC
Trident V Parallel Depository Holdings, L.P.	20 Horseneck Lane
Trident V PF Depository Holdings, LLC	Greenwich, CT 06830
Attention: General Counsel
Facsimile: (203) 625-8357